EXHIBIT 23

                 Consent of Independent Auditors
                 -------------------------------


  The Board of Directors
  TRICON Global Restaurants, Inc.:



  We consent to the incorporation by reference in the registration statements (Nos. 333-36893 and 333-32048) on Form S-8 of TRICON Global Restaurants, Inc. of our report dated October 2, 2000, relating to the financial statements and supplemental schedules of the TRICON Long Term Savings Program as of December 31, 1999 and 1998, and for the years then ended, which report appears in the December 31, 1999 annual report on Form 11-K of TRICON Global Restaurants, Inc.

  KPMG LLP

  Louisville, Kentucky
  December 20, 2000